Exhibit 4.2
FORM OF THE FLOATING RATE 2022 NOTE
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS ONE YEAR (IN THE CASE OF THE 144A NOTES) OR 40 DAYS (IN THE CASE OF REGULATION S NOTES) AFTER THE LATER OF THE ISSUANCE OF THE NOTES, THE ISSUE DATE OF ANY ADDITIONAL NOTES UNDER THE INDENTURE AND THE LAST DATE ON WHICH THE ISSUER OR ANY OF ITS AFFILIATES WAS THE OWNER OF THE NOTES OR ANY PREDECESSOR OF THE NOTES, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO PERSONS REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH 2(C) AND 2(F) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.
BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) EITHER (A) NO PORTION OF

THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS NOTE OR INTEREST THEREIN CONSTITUTES ASSETS OF (I) ANY “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) ANY “PLANS” DESCRIBED IN SECTION 4975(E)(1) OF THE CODE, (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THAT ENTITY OR (IV) A GOVERNMENTAL PLAN, CHURCH PLAN, NON U.S. PLAN OR OTHER PLAN NOT SUBJECT TO THE FOREGOING BUT THAT IS SUBJECT TO PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”) (EACH SUCH PLAN, A “PLAN”) OR (B) THE ACQUISITION, HOLDING AND DISPOSITIONS OF THIS NOTE OR INTEREST THEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS, AND (2) NONE OF THE ISSUER, THE TRUSTEE, THE PAYING AGENT, THE CALCULATION AGENT, THE REGISTRAR, THE TRANSFER AGENT, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES IS ACTING AS A FIDUCIARY TO ANY PLAN WITH RESPECT TO THE DECISION TO PURCHASE OR HOLD THIS NOTE OR IS UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE OR GIVE ADVICE IN A FIDUCIARY CAPACITY WITH RESPECT TO THE DECISION TO PURCHASE OR HOLD THIS NOTE.
[For Regulation S Notes only: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]
(Face of Note)
ALBEMARLE CORPORATION
Floating Rate Notes due 2022
CUSIP: [___]
ISIN: [___]
No. [_]    $[_]
ALBEMARLE CORPORATION, a Virginia (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or registered assigns, the principal sum of [_] DOLLARS ($[_]) on November 15, 2022.

Interest Payment Dates: February 15, May 15, August 15 and November 15
Record Dates: February 1, May 1, August 1 and November 1
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
[Signatures on the following pages]

IN WITNESS WHEREOF, the Company has caused this Global Note to be duly executed on its behalf.

Dated: [_____]

ALBEMARLE CORPORATION

By: __________________________
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
Dated: [_____]
This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank National Association,
as Trustee
By:
Authorized Officer

(BACK OF NOTE)
Floating Rate Notes due 2022
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAYBE REQUIRED PURSUANT TO SECTION 3.05 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.05 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. The securities represented by this Note and any additional Securities of the same series issued under the Indenture are collectively referred to as “the Notes.”
1.Interest. (a)    Albemarle Corporation, a Virginia Corporation (the “Company”), promises to pay interest on the principal amount of this Note in the matter provided herein from November 25, 2019 and Additional Interest (as defined in the Registration Rights Agreement), if any, payable pursuant to the Registration Rights Agreement referred to below. The Company shall pay interest in arrears quarterly on February 15, May 15, August 15 and November 15 of each year (each an “Interest Payment Date”) to the Persons who are registered Holders at the close of business on the immediately preceding February 1, May 1, August 1 and November 1, respectively (whether or not a Business Day). Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance through but excluding the date on which interest is paid. The first Interest Payment Date shall be February 15, 2020.
(b)    The per annum interest rate on the Notes (the “Floating Interest Rate”) in effect for each day of an Interest Period (as defined below) will be equal to the Three-Month LIBOR Rate plus 105 basis points (1.05%). The Floating Interest Rate for the initial Interest Period is 2.9595%. The Floating Interest Rate for each Interest Period after the initial Interest Period for the Notes shall be reset on February 15, May 15, August 15 and November 15 of each year, commencing February 15, 2020 (each such date, an “Interest Reset Date”), until the principal on the Notes is paid or made available for payment. The applicable interest rate will be determined two London Business Days prior to each Interest Reset Date (each such date, an “Interest Determination Date”). If any Interest Reset Date and Interest Payment Date (other than the maturity date) for the Notes would otherwise be a day that is not a Business Day, such Interest Reset Date and Interest Payment Date shall be the next succeeding Business Day, unless the next succeeding Business Day is in the next succeeding calendar month, in which case such Interest Reset Date and Interest Payment Date shall be the immediately preceding Business Day (in each case, resulting in a corresponding adjustment to the number of days in the applicable Interest Period).
(c)    If the maturity date of the Notes falls on a day that is not a Business Day, then the related payment of principal and interest shall be made on the next day that is a Business Day with the same effect as if made on the date that the payment was first due, and no interest shall accrue on the amount so payable for the period from the maturity date.
(d)    The amount of interest for each day that the Notes are outstanding (the “Daily Interest Amount”) shall be calculated by dividing the Floating Interest Rate in effect for such day by 360 and multiplying the result by the principal amount of Notes. The amount of interest to be paid on the Notes for any Interest Period shall be calculated by adding the Daily Interest Amounts for each day in such Interest Period.
(e)    All percentages resulting from any calculation on the Notes shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) will be rounded upward to 9.87655% (or .0987655)), and all amounts used in or resulting from the calculation on the Notes shall be rounded to the nearest cent (with one-half cent being rounded upward).
(f)    (i)    Notwithstanding anything to the contrary in this Section, the Floating Interest Rate on the Notes shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.
(ii)    In no event will the Floating Interest Rate be less than 0.0%.
(g)    (i)    The Floating Interest Rate and amount of interest to be paid on the Notes for each Interest Period will be determined by the calculation agent (the “Calculation Agent”).
(ii)    All calculations made by the Calculation Agent shall in the absence of manifest error be conclusive for all purposes and binding on the Company, the Trustee and the Holders. So long as a Benchmark (as defined below) is required to be determined with respect to the Notes, there will at all times be a Calculation Agent.
(iii)    Initially, U.S. Bank National Association shall serve as Calculation Agent, provided, however, that U.S. Bank National Association, in its role as Calculation Agent, Trustee or in any other capacity, will not serve as our Designee (as defined below) for purposes of Section 1(h)(iv)(B)(2) below, or in making the determinations described in Section 1(i) below.
(iv)    U.S. Bank National Association, in its role as Calculation Agent, Trustee or in any other capacity, shall not have any (A) responsibility or liability for the selection, adoption or determination of an alternative or replacement reference rate (including a Benchmark Replacement Adjustment or any Benchmark Replacement Conforming Changes) as a successor or replacement benchmark (including whether any such rate is the appropriate Benchmark Replacement or whether any other conditions to the designation of such rate or any of the determinations set forth in Section 1(i) below have been satisfied) and shall be entitled to rely upon any determination or designation of such a rate (and any Benchmark Replacement Adjustment or Benchmark Replacement Conforming Changes, or other modifier) by the Company or its Designee, or (B) liability for any failure or delay by the Company or its Designee in performing its or their respective duties under the Indenture or other transaction documents as a result of the unavailability of LIBOR, or any other Benchmark Replacement set forth in this Section 1 or the failure of a Benchmark Replacement to be adopted.
(v)    The Calculation Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which such resignation shall become effective; provided that such notice shall be given not less than thirty (30) days prior to stated effective date unless we otherwise agree.
(vi)    The Calculation Agent may be removed by the Company by giving notice in writing specifying such removal and the date when it shall become effective.
(vii)    Upon receipt of notice of resignation or the giving of such notice of removal pursuant to clauses (v) or (vi) above, the Company shall promptly appoint a successor Calculation Agent (which may be the Company, an affiliate or another person which is a bank, trust company, investment banking firm, or other financial institution), which appointment shall take effect prior to the effective date of such resignation or removal. For the avoidance of doubt, the effectiveness of such resignation or removal shall not be conditional upon or subject to the effectiveness of such appointment of a successor.
(h)    As used in this Note:
(i)    “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.
(ii)    “London Business Day” means any means any day on which commercial banks are open for business (including dealings in U.S. dollars) in London.
(iii)    “Interest Period” means the period from and including an Interest Reset Date or, in the case of the initial Interest Period, from November 25, 2019 to but excluding the next succeeding Interest Reset Date and, in the case of the last such period, from and including the Interest Reset Date immediately preceding the Floating Rate Maturity Date to but not including such Floating Rate Maturity Date. If the Floating Rate Maturity Date is not a Business Day, then the principal amount of the Notes plus accrued and unpaid interest thereon shall be paid on the next succeeding Business Day and no interest shall accrue for the Floating Rate Maturity Date, or any day thereafter.
(iv)    “Three-Month LIBOR Rate” means the rate determined by the Calculation Agent in accordance with the following provisions:
(A) With respect to any Interest Determination Date, the Three-Month LIBOR Rate shall be the three-month rate for deposits in U.S. dollars, commencing on the second London business day immediately following that Interest Determination Date, that appears on the display on Reuters (or any successor service) on the LIBOR 01 page (or any other page as may replace such page on such service or any such successor service, as the case may be) for the purpose of displaying the London interbank rates of major banks for U.S. dollars (the “LIBOR Page”) as of 11:00 A.M., London time, on that Interest Determination Date.
(B) If the rate referred to in subparagraph (a) above does not appear on the LIBOR Page by 11:00 A.M., London time, on such Interest Determination Date, the Three-Month LIBOR Rate shall be determined as follows:
(1) Except as provided in clause (2) below, the Calculation Agent shall select (after consultation with the Company) four major reference banks (which may include one or more of the initial purchasers or their affiliates) in the London interbank market and shall request the principal London office of each of those four selected banks to provide the Calculation Agent with such bank’s quotation of the rate at which three-month U.S. dollar deposits, commencing on the second London business day immediately following such Interest Determination Date, are offered to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time.
(a)     If at least two such quotations are provided, then the Three-Month LIBOR Rate for such Interest Determination Date shall be the arithmetic mean of such quotations.
(b)    If fewer than two quotations are provided, then the Three-Month LIBOR Rate for such Interest Determination Date shall be the arithmetic mean of the rates quoted as of approximately 11:00 A.M. in the City of New York on such Interest Determination Date by three major banks (which may include one or more of the initial purchasers or their affiliates) in the City of New York selected by the Calculation Agent (after consultation with the Company) for three-month U.S. dollar loans, commencing on the second London business day immediately following such Interest Determination Date, and in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period shall be the same as the interest rate in effect on such Interest Determination Date.
(2) Notwithstanding clause (1) above, if the Company or its Designee determine on or prior to the relevant Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (each, as defined herein) have occurred with respect to the Three-Month LIBOR Rate, then the provisions set forth in Section 1(i) below, which is referred to as the benchmark transition provisions, shall thereafter apply to all determinations of the Floating Interest Rate. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that shall be payable for each interest period shall be an annual rate equal to the sum of the Benchmark Replacement (as defined herein) and 105 basis points (1.05%).
(i)    (i)    If the Company (or its Designee, which may be the Calculation Agent only if the Calculation Agent consents to such appointment in its sole discretion with no liability therefor, a successor Calculation Agent, or such other designee of ours (any of such entities, a “Designee”)) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement shall replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates.
(ii)    In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) shall have the right to make Benchmark Replacement Conforming Changes from time to time.
(iii)    Any determination, decision or election that may be made by the Company (or its Designee) pursuant to this Section 1(i) including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error, shall be made in the Company’s (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Notes, shall become effective without consent from the Holders or any other party.
(iv)    As used in this Section 1(i):
(A)    “Benchmark” means, initially, the Three-Month LIBOR Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Three-Month LIBOR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
(B)    “Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the Company (or its Designee) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:
(1)    the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;
(2)    the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;
(3)    the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;
(4)    the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;
(5)    the sum of: (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.
(C)    “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:
(1)    the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2)    if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;
(3)    the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.
(D)    “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company (or its Designee) decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) decide that adoption of any portion of such market practice is not administratively feasible or the Company (or its Designee) determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determine is reasonably necessary).
(E)    “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or
(2)     in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date shall be deemed to have occurred prior to the Reference Time for such determination.
(F)    “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
(G)    “Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company (or its Designee) in accordance with:
(1)    the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:
(2)    if, and to the extent that, the Company (or its Designee) determine that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Notes (or its Designee) giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.
For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and 105 basis points (1.05%).
(H)    “Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then current Benchmark.
(I)    “Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
(J)    “Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.
(K)    “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
(L)    “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
(M)    “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
(N)    “Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is the Three-Month LIBOR Rate, 11:00 A.M. (London time) on the day that is two London banking days preceding the date of such determination, and (2) if the Benchmark is not the Three-Month LIBOR Rate, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.
(O)    “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
(P)    “SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.
(Q)    “Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.
(R)    “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
2.    Method of Payment. The Company shall pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on February 1, May 1, August 1 and November 1 (each a “Regular Record Date”) immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 3.07 of the Indenture with respect to Defaulted Interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, the City of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the Interest Payment Date to the extent that the principal amount of the Notes held by such Holders is $1,000,000 or more. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3.    Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture (as defined below), shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder.
4.    Indenture and Registration Rights Agreement. The Company issued the Notes under an Indenture dated as of January 20, 2005 (as amended and supplemented from time to time, the “Indenture”), between the Company and the Trustee. This Note is subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. This Note is an obligation of the Company, which series is initially limited to $300,000,000 in aggregate principal amount. The Company may from time to time without notice to, or the consent of, the Holders of the Notes, create and issue additional Notes under the Indenture, equal in rank to the Notes in all respects (or in all respects except for payment of interest accruing prior to the issue date of the additional Notes, or except under certain circumstances for the first payment of interest following the issue date of the additional Notes) so that the new Notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption and otherwise as the Notes.
“Registration Rights Agreement” means that certain registration rights agreement dated as of November 25, 2019, among the Company, the Albemarle Wodgina Pty Ltd (ACN 630 509 303), a proprietary limited company incorporated under the laws of Australia and wholly-owned subsidiary of the Company, BofA Securities, Inc. and J.P. Morgan Securities LLC, acting as representative of the several initial purchasers named therein, relating to the Notes, as such agreement may be amended, modified or supplemented from time to time.
5.    Optional Redemption. The Notes shall not be subject to redemption at the Company’s option at any time prior to November 15, 2020 (the “Par Call Date”).
At any time, or from time to time, on or after the Par Call Date, the Notes shall be redeemable as a whole or in part, at the option of the Company, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the Notes to be redeemed to, but excluding, the Redemption Date.
The Company shall pay accrued and unpaid interest on the principal amount being redeemed to, but not including, the Redemption Date.
Notice of redemption shall be sent at least 15 but not more than 60 days before the Redemption Date to each Holder to be redeemed at its registered address. If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes to be redeemed on a pro rata basis, by lot, or by any other method the Trustee deems fair and appropriate. The notice of redemption for the Notes shall state, among other things, the amount of the Notes to be redeemed, the Redemption Date, the manner in which the Redemption Price shall be calculated and the place or places that payment shall be made upon presentation and surrender of the Notes to be redeemed.
Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on the Notes or portions thereof called for redemption.
The Company shall pay interest to a person other than the Holder on the Regular Record Date if the Company elects to redeem the Notes on a date that is after the Regular Record Date but on or prior to the corresponding Interest Payment Date. In this instance, the Company shall pay accrued interest on the Notes being redeemed to, but not including, the Redemption Date to the same person to whom the Company shall pay the principal of those Notes.
6.    Change of Control. Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless the Company has exercised its right to redeem the Notes in accordance with Section 5 above by giving irrevocable notice to the Trustee in accordance with the Indenture, each Holder of Notes shall have the right to require the Company to purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, up to but not including the date of purchase (the “Change of Control Payment”).
Unless the Company has exercised its right to redeem the Notes, within 30 days following the date upon which the Change of Control Triggering Event occurs or, at the option of the Company, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall send a notice to each Holder of Notes to their addresses as set forth in the Security Register, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
On the Change of Control Payment Date, the Company shall, to the extent lawful: (i) accept or cause a third party to accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; (ii) deposit or cause a third party to deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.
The Change of Control Offer Notice shall state that Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased.
The Change of Control Offer Notice shall state that the Paying Agent shall promptly pay to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note shall be in a principal amount of $2,000 or any greater amount in multiples of $1,000.
The Company shall not be required to make a Change of Control Offer with respect to the Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a Default in the payment of the Change of Control Payment on the Change of Control Payment Date.
The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the terms of the Notes, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the terms of the Notes by virtue of any such conflict.
“Change of Control” means the occurrence of any of the following after the date of issuance of the Notes:
(a)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and the assets of its Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries;
(b)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its Subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of the Voting Stock of the Company representing a majority of the voting power of the outstanding Voting Stock of the Company;
(c)    the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing a majority of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or
(d)    the adoption by the stockholders of the Company of a plan relating to its liquidation or dissolution.
Notwithstanding the foregoing, a transaction (or series of related transactions) shall not be deemed to involve a Change of Control under clause (b) above if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to that transaction or (B) immediately following that transaction no person (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Triggering Event” means (i) the rating of the Notes is lowered by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by the Company of any Change of Control (or pending Change of Control), and ending 60 days following consummation of such Change of Control (which Trigger Period shall be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change), and (ii) the Notes are rated below Investment Grade by each of the Rating Agencies on any day during the Trigger Period; provided that a Change of Control Triggering Event shall not be deemed to have occurred in respect of a particular Change of Control if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee at the Company’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control.
Notwithstanding the foregoing, no Change of Control Triggering Event shall be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company under the circumstances permitting the Company to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of “Rating Agency.”
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.
“Rating Agency” means each of Moody’s and S&P; provided, that if either Moody’s or S&P ceases to provide rating services to issuers or investors, the Company may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency; provided that the Company shall give notice of such appointment to the Trustee.
“S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global, Inc., and its successors.
“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.
7.    No Sinking Fund. The Company shall not be required to make sinking fund payments with respect to the Notes.
8.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes selected for redemption and ending at the close of business on the day of such mailing.
9.    Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
10.    Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification or waiver of the rights and obligations of the Company and the rights of the Holders and each other series of Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in aggregate principal amount of the Notes and other Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of more than 50% in aggregate principal amount of the Notes and each other series of Securities at the time Outstanding, on behalf of the Holders of all outstanding Notes and each other series of Securities at the time Outstanding, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults (other than with respect to nonpayment or in respect of a provision that cannot be waived without the written consent of each Holder affected) under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
11.    No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.
12.    Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee.
13.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
14.    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
15.    [Reserved].
16.    Ranking. The Notes shall be unsecured and unsubordinated obligations of the Company and shall rank equal in right of payment to all of the existing and future unsecured and unsubordinated indebtedness of the Company.
17.    Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness with respect to the Notes and (b) certain restrictive covenants (and related Events of Default) with respect to the Notes, in each case upon compliance by the Company with certain conditions set forth in the Indenture.
18.    Satisfaction and Discharge. The Indenture contains provisions for satisfaction and discharge of the Notes at any time upon compliance by the Company with certain conditions set forth in the Indenture.
19.    Certain Restrictions on Transfer and Related Provisions.
(a)    Notes offered and sold to “qualified institutional buyers” in reliance on Rule 144A under the Securities Act (“Rule 144A”) (“Rule 144A Global Notes”) shall be issued initially in the form of one or more permanent global securities in fully registered form, and Notes offered and sold in reliance on Regulation S under the Securities Act (“Regulation S”), shall be issued initially in the form of one or more global securities in fully registered form (“Regulation S Global Notes”), in each case, without interest coupons and with the Global Notes Legend set forth in Section 19(d) below and the Restricted Notes Legend set forth in Section 19(c) below (each security, unless and until becoming an Unrestricted Note, a “Restricted Global Note”), which shall be deposited on behalf of the Holders represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Exchange Securities (as defined in the Registration Rights Agreement) shall be issued in the form of one or more permanent global securities in fully registered form without interest coupons and with the Global Notes Legend set forth in Section 19(d) below, and shall be deposited on behalf of the Holders represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee.
(b)    The Company shall execute and the Trustee shall authenticate and deliver initially one or more global securities that (i) shall be registered in the name of the Depositary for such global security or global securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary. If such global securities are Restricted Global Notes, then separate global securities shall be issued to represent Rule 144A Global Notes and Regulation S Global Notes so long as required by law or the Depositary.
Prior to the expiration of the period through and including the 40th day after the later of the commencement of the offering of the Notes and the closing of such offering (such period, the “Restricted Period”), beneficial interests in a Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if (i) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A, (ii) the transferor first delivers to the Trustee a written certificate to the effect that the beneficial interest in the Regulation S Global Note is being transferred to a person who the transferor reasonably believes to be a “qualified institutional buyer” and is purchasing for its own account or the account of a “qualified institutional buyer”, in each case in a transaction meeting the requirements of Rule 144A, and (iii) the transfer is in accordance with all applicable securities laws of the states of the United States and other jurisdictions. After the expiration of the Restricted Period, such certification requirements shall not apply to such transfers of beneficial interests in a Restricted Global Note representing Regulation S Global Notes.
Beneficial interests in a Rule 144A Global Note that is a Transfer Restricted Note may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available), provided that if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream for a non-U.S. person.
The aggregate principal amount of the global securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as provided herein and in the Indenture.
(c)    (i) Except as permitted by the following subclauses (ii), (iii), (iv) and (v), each Note certificate evidencing the Restricted Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (the “Restricted Notes Legend”):
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS ONE YEAR (IN THE CASE OF THE 144A NOTES) OR 40 DAYS (IN THE CASE OF REGULATION S NOTES) AFTER THE LATER OF THE ISSUANCE OF THE NOTES, THE ISSUE DATE OF ANY ADDITIONAL NOTES UNDER THE INDENTURE AND THE LAST DATE ON WHICH THE ISSUER OR ANY OF ITS AFFILIATES WAS THE OWNER OF THE NOTES OR ANY PREDECESSOR OF THE NOTES, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO PERSONS REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH 2(C) AND 2(F) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.
BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS NOTE OR INTEREST THEREIN CONSTITUTES ASSETS OF (I) ANY “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) ANY “PLANS” DESCRIBED IN SECTION 4975(E)(1) OF THE CODE, (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THAT ENTITY OR (IV) A GOVERNMENTAL PLAN, CHURCH PLAN, NON U.S. PLAN OR OTHER PLAN NOT SUBJECT TO THE FOREGOING BUT THAT IS SUBJECT TO PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”) (EACH SUCH PLAN, A “PLAN”) OR (B) THE ACQUISITION, HOLDING AND DISPOSITIONS OF THIS NOTE OR INTEREST THEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS, AND (2) NONE OF THE ISSUER, THE TRUSTEE, THE PAYING AGENT, THE CALCULATION AGENT, THE REGISTRAR, THE TRANSFER AGENT, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES IS ACTING AS A FIDUCIARY TO ANY PLAN WITH RESPECT TO THE DECISION TO PURCHASE OR HOLD THIS NOTE OR IS UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE OR GIVE ADVICE IN A FIDUCIARY CAPACITY WITH RESPECT TO THE DECISION TO PURCHASE OR HOLD THIS NOTE.
For Regulation S Notes only: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

“Transfer Restricted Notes” means Notes that bear or are required to bear the foregoing
Restricted Notes Legend; and “Unrestricted Notes” means any Notes that are not Transfer
Restricted Notes.

(ii)     The Company, acting in its discretion, may remove the Restricted Notes Legend set forth in clause (c)(i) above from any Transfer Restricted Note at any time on or after the Resale Restriction Termination Date applicable to such Transfer Restricted Note. “Resale Restriction Termination Date” means, in the case of Transfer Restricted Notes sold in reliance on Rule 144A, the expiration of the applicable holding period with respect to such Notes set forth in Rule 144(d)(i) of the Securities Act and, in the case of Restricted Notes sold in reliance on Regulation S, 40 days after the later of the original issue date of such Notes and the date on which such Notes (or any predecessor of such Notes) were first offered to persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S. Without limiting the generality of the second preceding sentence, the Company may effect such removal by issuing and delivering, in exchange for such Transfer Restricted Note, an Unrestricted Note without such legend, registered to the same Holder and in an equal principal amount, and upon receipt by the Trustee of a written order signed by an officer of the Company stating that the Resale Restriction Termination Date applicable to such Transfer Restricted Note has occurred and requesting the authentication and delivery of an Unrestricted Note in exchange therefor given at least three business days in advance of the proposed date of exchange specified therein (which shall be no earlier than such Resale Restriction Termination Date), the Trustee shall authenticate and deliver such Unrestricted Note to the Depositary or pursuant to such Depositary’s instructions or hold such Note as Custodian and shall request the Depositary to, or, if the Trustee is custodian of such Transfer Restricted Note, shall itself, surrender such Transfer Restricted Note in exchange for such Unrestricted Note without such legend and thereupon cancel such Transfer Restricted Note so surrendered, all as directed in such order. For purposes of determining whether the Resale Restriction Termination Date has occurred with respect to any Notes evidenced by a Transfer Restricted Note or delivering any order pursuant to this Section 19(c)(ii) with respect to such Notes, (i) only those Notes which a Principal Officer of the Company or Holdings actually knows (after reasonable inquiry) to be or to have been owned by an Affiliate of the Company shall be deemed to be or to have been, respectively, owned by an Affiliate of the Company; and (ii) “Principal Officer” means the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or Holdings. For purposes of this Section 19(c)(ii), all provisions relating to the removal of the Restricted Notes Legend set forth in clause (c)(i) above shall relate, if the Resale Restriction Termination Date has occurred only with respect to a portion of the Notes evidenced by a Transfer Restricted Note, to such portion of the Notes so evidenced as to which the Resale Restriction Termination Date has occurred. Each Holder of any Notes evidenced by any Restricted Global Note, by its acceptance thereof, (A) authorizes and consents to, (B) appoints the Company as its agent for the sole purpose of delivering such electronic messages, executing and delivering such instruments and taking such other actions, on such holder’s behalf, as the Depositary or the Trustee may require to effect, and (C) upon the request of the Company, agrees to deliver such electronic messages, execute and deliver such instruments and take such other actions as the Depositary or the Trustee may require, or as shall otherwise be necessary to effect, the removal of the Restricted Notes Legend (including by means of the exchange of all or the portion of such Restricted Global Note evidencing such Note for a certificate evidencing such Note that does not bear such legend) at any time after the Resale Restriction Termination Date.
(iii)    Upon any sale or transfer of a Transfer Restricted Note pursuant to Rule 144 under the Securities Act, the Security Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Note that does not bear the Restricted Notes Legend above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Security Registrar that, and if the Company or the Trustee so request, delivers an opinion of counsel to the effect that, such sale or transfer was made in reliance on Rule 144.
(iv)    After a transfer of any Transfer Restricted Notes pursuant to and during the period of the effectiveness of a shelf registration statement filed pursuant to the Registration Rights Agreement with respect to such Notes, all requirements pertaining to transfer restriction legends on such Notes will cease to apply, and an Exchange Security in global form, without restrictive transfer legends, will be available to the transferee of the Holder of such Notes.
(v)    Upon the consummation of an Exchange Offer (as defined in the Registration Rights Agreement) with respect to Transfer Restricted Notes, Exchange Notes in global form will be available to Holders that exchange such Transfer Restricted Notes in such Exchange Offer.
(d)    Notes issued in global form shall bear a legend in substantially the following form (the “Global Notes Legend”):
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAYBE REQUIRED PURSUANT TO SECTION 3.05 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.05 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
(e)    The Trustee shall authenticate and deliver at any time or from time to time, Exchange Securities for issue in an Exchange Offer pursuant to the Registration Rights Agreement for a like principal amount of Transfer Restricted Notes upon delivery of an order executed by an officer of the Company.
20.    Governing Law. The Notes are governed by, and construed in accordance with, the laws of the State of New York.
The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Albemarle Corporation
4250 Congress Street, Suite 900
Charlotte, North Carolina 28209
E-mail: legal.notices@albemarle.com
Attention: General Counsel

ASSIGNMENT FORM
To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint ___________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _________________________
Your Signature: ________________________ (Sign exactly as your name appears on the face of this Note)
Signature Guarantee.

SCHEDULE OF INCREASES OR DECREASES IN PRINCIPAL AMOUNT
The initial principal amount of this Note is $[_]. The following increases or decreases in this Note have been made:

Date of Redemption or Repurchase	Amount of decrease in Principal Amount of this Note	Amount of increase in Principal Amount of this Note	Principal amount of this Note following such decrease or increase	Notation Made by or on Behalf of Trustee